Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2008

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION
ANSWER FINANCIAL INC.	DELAWARE, USA
ESURANCE, INC.	DELAWARE, USA
ESURANCE HOLDINGS Bermuda LTD.	BERMUDA
ESURANCE HOLDINGS INC.	DELAWARE, USA
ESURANCE INSURANCE COMPANY	WISCONSIN, USA
FOLKSAMERICA HOLDING COMPANY, INC.	NEW YORK, USA
WHITE MOUNTAINS REINSURANCE COMPANY OF AMERICA	NEW YORK, USA
ONEBEACON U.S. ENTERPRISES HOLDINGS, INC.	DELAWARE, USA
ONEBEACON U.S. FINANCIAL SERVICES, INC.	DELAWARE, USA
ONEBEACON U.S. HOLDINGS, INC.	DELAWARE, USA
FUND AMERICAN HOLDINGS AB	SWEDEN
GALILEO WEATHER RISKS ADVISORS LIMITED	UNITED KINGDOM
GALILEO WEATHER RISK MANAGEMENT LTD.	BERMUDA
GUILFORD HOLDINGS, INC.	DELAWARE, USA
HOMELAND INSURANCE COMPANY OF NEW YORK	NEW YORK, USA
LONE TREE HOLDINGS LTD.	BERMUDA
LONE TREE INSURANCE GROUP LTD.	BERMUDA
MILL SHARES HOLDINGS Bermuda LIMITED	BERMUDA
ONEBEACON AMERICA INSURANCE COMPANY	MASSACHUSETTS, USA
ONEBEACON HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
ONEBEACON HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
ONEBEACON INSURANCE COMPANY	PENNSYLVANIA, USA
ONEBEACON INSURANCE GROUP LLC.	DELAWARE, USA
ONEBEACON INSURANCE GROUP LTD.	BERMUDA
PSC HOLDINGS LTD.	BERMUDA
PENNSYLVANIA GENERAL INSURANCE COMPANY	PENNSYLVANIA, USA
SANDS HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
SCANDINAVIAN REINSURANCE COMPANY LTD.	BERMUDA
SIRIUS INSURANCE HOLDING SWEDEN AB	SWEDEN
SIRIUS INTERNATIONAL INSURANCE CORPORATION	SWEDEN
THE NORTHERN ASSURANCE COMPANY OF AMERICA	MASSACHUSETTS, USA
WHITE MOUNTAINS ADVISORS LLC.	DELAWARE, USA
WHITE MOUNTAINS HOLDING (NL)B.V.	NETHERLANDS
WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS INC.	DELAWARE, USA
WHITE MOUNTAINS INTERNATIONAL S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS INVESTMENTS Bermuda LTD.	BERMUDA
WHITE MOUNTAINS LIFE REINSURANCE (BERMUDA) LTD.	BERMUDA
WHITE MOUNTAINS RE BERMUDA LTD.	BERMUDA
WHITE MOUNTAINS RE FINANCIAL SERVICES LTD.	BERMUDA
WHITE MOUNTAINS RE (GIBRALTAR) LIMITED	GIBRALTAR
WHITE MOUNTAINS RE GROUP, LTD.	BERMUDA
WHITE MOUNTAINS RE HOLDINGS, INC.	DELAWARE, USA
WHITE MOUNTAINS RE HOLDINGS, LTD.	BERMUDA
WHITE MOUNTAINS RE, LTD.	BERMUDA
WHITE MOUNTAINS RE (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS RE (NL)B.V.	NETHERLANDS
WHITE MOUNTAINS RE UNDERWRITING SERVICES LTD.	BERMUDA
WHITE MOUNTAINS UNDERWRITING LIMITED	IRELAND
WHITE ROCK HOLDINGS (LUXEMBOURG) S.A.R.L	LUXEMBOURG
WHITE SANDS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM ALAMEDA (GIBRALTAR) LIMITED	GIBRALTAR
WM BECH (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM BELVAUX (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM CALETA (GIBRALTAR) LIMITED	GIBRALTAR
WM CLAY (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM CUMBERLAND (GIBRALTAR) LIMITED	GIBRALTAR
WM FINDEL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM KAOLIN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG

WM KEHLEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM LAGUNA (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM LIMESTONE (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM LINGER (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM MERL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM MONTAGU (GIBRALTAR) LIMITED	GIBRALTAR
WM OLM (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM QUEENSWAY (GIBRALTAR) LIMITED	GIBRALTAR
WM REULER (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM VIANDEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WMA HOLDINGS, INC.	DELAWARE, USA

Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.